UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.	3

SIGNATURES		4

EXHIBIT INDEX		5

EXHIBIT 2.1	SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 16, 2008, BY AND AMONG QUADRAMED CORPORATION AND KNOTT PARTNERS, L.P., KNOTT PARTNERS OFFSHORE MASTER FUND, LP, COMMONFUND HEDGED EQUITY COMPANY, SHOSHONE PARTNERS, LP, AND GOOD STEWARD TRADING COMPANY, S.P.C.

EXHIBIT 99.1	QUADRAMED CORPORATION PRESS RELEASE, DATED OCTOBER 16, 2008.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2008, QuadraMed Corporation (the “Company”) entered into a definitive securities purchase agreement (the “Agreement”) by and among Knott Partners, L.P., a New Jersey limited partnership; Knott Partners Offshore Master Fund, LP, a Cayman Islands limited partnership; CommonFund Hedged Equity Company, a Cayman Islands corporation; Shoshone Partners, LP, a Delaware limited partnership; and Good Steward Trading Company, s.p.c., a Cayman Islands corporation (collectively, the “Sellers”) for the repurchase of 620,614 shares of the Company’s common stock for an aggregate purchase price of approximately $3.4 million (the “Repurchase”).

The shares repurchased represent approximately 7% of the Company’s outstanding common stock and all of the Company’s securities held by the Sellers. The aggregate purchase price was based upon a price per common share of $5.50, which constitutes a 37% discount to the average daily closing price of our stock since the Company’s common stock began trading on The Nasdaq Stock Market, LLC on July 9, 2008.

The repurchase occurred in a privately negotiated transaction between the Company and the Sellers, which the Board of Directors of the Company (the “Board”) determined was in the best interests of the Company and its stockholders. The Company will repurchase the shares with existing cash on hand, and the repurchased shares will be held in treasury. Settlement of the purchase will occur within three business days of the execution of the Agreement. The parties have agreed to customary representations, warranties and covenants.

The description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference hereto in response to this Item 1.01. In addition, the Company issued a press release on October 16, 2008 announcing the Repurchase, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this Item 1.01.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about any of the parties thereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1	Securities Purchase Agreement, dated October 16, 2008, by and among QuadraMed Corporation and Knott Partners, L.P., Knott Partners Offshore Master Fund, LP, CommonFund Hedged Equity Company, Shoshone Partners, LP, and Good Steward Trading Company, s.p.c.

Exhibit 99.1	QuadraMed Corporation Press Release, dated October 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2008

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated October 16, 2008, by and among QuadraMed Corporation and Knott Partners, L.P., Knott Partners Offshore Master Fund, LP, CommonFund Hedged Equity Company, Shoshone Partners, LP, and Good Steward Trading Company, s.p.c.

99.1	QuadraMed Corporation Press Release, dated October 16, 2008.

5